AQUAMED TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

AQUAMED TECHNOLOGIES, INC.

CONTENTS

MARCUM
ACCOUNTANTS ▲ ADVISORS

INDEPENDENT AUDITORS' REPORT

To the Stockholders
AquaMed Technologies, Inc.

We have audited the accompanying balance sheet of AquaMed Technologies, Inc. (the "Company") as of December 31, 2009, and the related statements of operations, stockholders' deficit and redeemable preferred stock and cash flows for the period from January 13, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards established by the Auditing Standards Board (United States) and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AquaMed Technologies, Inc., as of December 31, 2009, and the results of its operations and its cash flows for the period from January 13, 2009 (inception) to December 31, 2009 in conformity with United States accounting principles generally accepted in the United States of America.

Marcum LLP

New York, NY
April 29, 2010

MARCUMGROUP
MEMBER

Marcum LLP ▪ 750 Third Avenue ▪ 11th Floor ▪ New York, New York 10017 ▪ Phone 212.485.5500 ▪ Fax 212.485.5501 ▪ marcumllp.com
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AQUAMED TECHNOLOGIES, INC.

BALANCE SHEET

DECEMBER 31, 2009

Assets		
Current Assets		
Cash and cash equivalents	$ 179,692	
Accounts receivable	220,677	
Inventories	108,826	
Prepaid expenses and other current assets	2,674	
Total Current Assets		$ 511,869
Property and Equipment, Net		2,465,642
Technology, Net		2,725,000
Customer Relationships, Net		554,167
Goodwill		425,969
Security Deposits		27,045
Total Assets		$ 6,709,692

The accompanying notes are an integral part of these financial statements.

AQUAMED TECHNOLOGIES, INC.

BALANCE SHEET

DECEMBER 31, 2009

Liabilities and Stockholders' Deficit		
Current Liabilities		
Accounts payable	$ 113,009	
Accrued expenses	43,406	
Deferred rent payable	11,921	
Total Current Liabilities		$ 168,336
Deferred Tax Liability		10,000
Commitments and Contingencies		
Redeemable Preferred Stock		
Series A convertible preferred stock - par value $0.001 per share; 540,000 shares designated; 540,000 shares issued and outstanding, liquidation preference of $6,912,000		6,905,245
Series B convertible preferred stock - par value $0.001 per share; 150,000 shares designated; 32,468 shares issued and outstanding, liquidation preference of $1,662,362		424,307
Stockholders' Deficit		
Common stock - par value $0.001 per share; 10,000,000 shares authorized; 460,000 shares issued and outstanding	460	
Additional paid-in-capital	18,540	
Accumulated deficit	(817,196)	
Total Stockholders' Deficit		(798,196)
Total Liabilities and Stockholders' Deficit		$ 6,709,692

The accompanying notes are an integral part of these financial statements.

AQUAMED TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

Revenues		$ 1,448,669
Cost of Revenues		1,676,277
Gross Margin (Loss)		(227,608)
Operating Expenses		512,690
Loss from Operations		(740,298)
Other Income (Expense)		
Interest expense	$ (14,967)	
Interest income	1,459	
Total Other Expense		(13,508)
Deferred Income Tax Expense		(10,000)
Net Loss		(763,806)
Accretion of Redeemable Preferred Stock to Fair Value		(53,390)
Net Loss Attributable to Common Stockholders		$ (817,196)

The accompanying notes are an integral part of these financial statements.

AQUAMED TECHNOLOGIES, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT AND REDEEMABLE PREFERRED STOCK

FOR THE PERIOD FROM JANUARY 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount			
Balance - January 13, 2009	--	$ --	--	$ --	--	$ --	$ --	$ --	$ --
Issuance of 400,000 shares of common stock (founders) for services, January 13, 2009	--	--	--	--	400,000	400	3,600	--	4,000
Issuance of 540,000 shares of Series A Preferred stock, February 2, 2009 (Note 3)	540,000	6,905,245	--	--	--	--	--	--	--
Issuance of 60,000 shares of common stock for services, May 1, 2009	--	--	--	--	60,000	60	14,940	--	15,000
Issuance of 32,468 shares of Series B Preferred stock for cash, net of legal expenses of $35,148, August 26, 2009	--	--	32,468	370,917	--	--	--	--	--
Accretion of Series B Preferred stock to redemption value	--	--	--	53,390	--	--	--	(53,390)	(53,390)
Net loss	--	--	--	--	--	--	--	(763,806)	(763,806)
Balance - December 31, 2009	540,000	$6,905,245	32,468	$ 424,307	460,000	$ 460	$ 18,540	$ (817,196)	$ (798,196)

The accompanying notes are an integral part of these financial statements.

AQUAMED TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

Cash Flows From Operating Activities		
Net loss		$ (763,806)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation and amortization	$ 568,409	
Issuance of common stock for services	19,000	
Deferred tax liability	10,000	
Deferred rent	11,921	
Changes in operating assets and liabilities:		
Accounts receivable	(40,439)	
Inventories	(8,169)	
Prepaid expenses and other current assets	(2,674)	
Accounts payable	2,720	
Accrued expenses	43,406	
Security deposits	(700)	
Total Adjustments		603,474
Net Cash Used in Operating Activities		(160,332)
Cash Used in Investing Activities		
Purchase of property and equipment		(30,893)
Cash Provided by Financing Activities		
Issuance of Series B preferred stock, net of offering expenses of $35,148		370,917
Net Increase in Cash and Cash Equivalents		179,692
Cash and Cash Equivalents - Beginning		--
Cash and Cash Equivalents - Ending		$ 179,692

The accompanying notes are an integral part of these financial statements.

AQUAMED TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 13, 2009 (INCEPTION) TO DECEMBER 31, 2009

Supplemental Disclosure of Cash Flows Information

Cash paid during the period for:		
Interest	$	14,117
Income taxes		--
Non-cash investing and financing activities:		
Issuance of Series A Preferred Stock in exchange for senior secured convertible promissory notes	$	6,905,245
Accretion of the Series B Preferred Stock to redemption value	$	53,390

The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION

AquaMed Technologies, Inc. ("AquaMed" or the "Company") is a Delaware Company formed on January 13, 2009 whose principal business is the manufacturing, marketing, selling and distribution of hydrogel, an aqueous polymer-based radiation ionized gel, which is used in various medical and cosmetic products.

On February 2, 2009, the Company acquired all the assets of Hydrogel Design Systems, Inc. for $7,015,534 (Note 3).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities purchased with original maturities of three months or less to be cash. From time to time the Company's cash account balances exceed the Federal Deposit Insurance Corporation ("FDIC") limit of $250,000. In August 2009, the FDIC changed the coverage to fully insure non-interest bearing checking accounts to 100%. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

ACCOUNTS RECEIVABLE

Trade accounts receivable are stated at the amount the Company expects to collect. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, an allowance for doubtful accounts is not provided since all accounts recorded on the books are deemed collectible.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are valued at the lower of cost or market on a first-in, first-out basis.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Machinery and equipment	10 years
Computer and office equipment	10 years

Leasehold improvements are amortized using the straight-line method over the lesser of the remaining respective lease term or useful lives.

INTANGIBLE ASSETS SUBJECT TO AMORTIZATION

The Company's amortizable intangible assets include technology and customer relationships. These assets are being amortized using the straight-line method over their estimated useful lives. Amortization is based on the pattern in which the economic benefits of the intangible asset will be consumed.

IMPAIRMENT OF LONG-LIVED ASSETS SUBJECT TO AMORTIZATION

Intangible assets with finite lives are amortized over their estimated useful lives and reviewed for impairment whenever an impairment indicator exists. The Company continually monitors events and changes in circumstances that could indicate carrying amounts of the long-lived assets, including intangible assets may not be recoverable. When such events or changes in circumstances occur, the Company assesses recoverability by determining whether the carrying value of such assets will be recovered through the undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the assets. The Company did not recognize any intangible asset impairment charges in 2009.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL

Goodwill represents the excess purchase price over the estimated fair values of the net tangible and intangible assets. Goodwill is deemed to have an indefinite life and is not amortized but is subject to impairment tests. Goodwill is tested for impairment annually, or more frequently, if facts and circumstances warrant a review. The Company completed its annual impairment test in the fourth quarter of 2009 and determined that there was no impairment of goodwill.

REVENUE RECOGNITION

The Company applies the revenue recognition principles in accordance with Accounting Standards Codification ("ASC") 605, "Revenue Recognition," with respect to recognizing its revenue. Accordingly, the Company records revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the seller's price to the buyer is fixed or determinable, and (iv) collectibility is reasonably assured.

ADVERTISING EXPENSES

Advertising costs are expensed as incurred. Advertising expenses for the year ended December 31, 2009 was insignificant.

SHIPPING AND HANDLING

The Company records shipping and handling charges to customers as a reduction of cost of revenues.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company adopted the Financial Accounting Standards Board ("FASB") released ASC Topic 740 "Income Taxes." ASC Topic 740 clarifies the accounting and reporting for uncertainties in income tax law. ASC Topic 740 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The adoption of this pronouncement did not have a material impact on the Company's financial position, results of operations and cash flows.

For the year ended December 31, 2009, the Company recorded a deferred income tax provision on account of an increase in the net deferred tax liability caused principally by current income tax deductions related to the amortization of goodwill over a 15 year life for tax purposes that have not been recognized for book purposes.

The Company adopted accounting guidance which clarifies the accounting for uncertainty in income taxes recognized in the Company's consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company's financial statements for the year ended December 31, 2009. The tax year ended December 31, 2009 remains subject to examination for Federal, State, and Local income tax purposes by various taxing authorities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, the Company adopted ASC Topic 820, "Fair Value Measurements and Disclosures." ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC Topic 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Other inputs that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The adoption of this pronouncement did not have a material impact on the Company's financial position, results of operations and cash flows.

In February 2007, the FASB issued ASC Topic 825, "Fair Value Option", which is effective for fiscal years beginning after November 15, 2007. ASC Topic 825 permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates. Subsequent unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings.

STOCK-BASED COMPENSATION

The Company accounts for equity instruments issued in accordance with accounting guidance which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed. Stock based compensation is reflected within operating expenses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREFERRED STOCK

The Company applies the guidance in ASC Topic 480, "Distinguishing Liabilities from Equity," when determining the classification and measurement of its preferred stock. Preferred stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value in accordance with ASC Topic 480. All other issuances of preferred stock are subject to the classification and measurement principles of ASC Topic 480-10-S30. Accordingly, the Company classifies conditionally redeemable preferred stock, which includes preferred stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control, as temporary equity. At all other times, the Company classifies its preferred stock as a component of stockholders' equity.

CONVERTIBLE INSTRUMENTS

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC Topic 815, "Derivatives and Hedging."

ASC Topic 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with ASC Topic 815. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC Topic 815. ASC Topic 815 also provides an exception to this rule when the host instrument is deemed to be conventional (as that term is described in the implementation guidance to ASC Topic 815).

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with ASC Topic 470-10, "Debt." Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

to their earliest date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred stock based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company adopted the provisions of ASC 855, "Subsequent Events" (formerly SFAS 165 "Subsequent Events"), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The provisions of ASC 855 are effective for interim and annual reporting periods ending after June 15, 2009. The adoption did not have an impact on the Company's financial position, results of operations or cash flows.

In June 2009, FASB issued ASC Topic 810-10 "Consolidation - Variable Interest Entities," to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. The Statement is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company will review the requirements of ASC Topic 810-10 and comply with its requirements. The Company does not expect that the adoption of this Statement will have a material impact on the Company's financial statements.

In June 2009, the FASB issued ASC Topic 860-20 "Transfers and Servicing - Sale of Financial Assets," to improve the reporting for the transfer of financial assets resulting from 1) practices that have developed since the issuance of ASC Topic 860, "Transfers and Servicing," that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. ASC Topic 860-20 must be applied as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not currently engage in the transfer of financial assets and, therefore, does not expect that the adoption of ASC Topic 860-20 will have a material impact on the Company's financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In August 2009, FASB issued Accounting Standards Update 2009-05 which includes amendments to Subtopic 820-10, "Fair Value Measurements and Disclosure--Overall." The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this update clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this standard did not have a material impact on the Company's financial position, results of operations and cash flows.

The FASB has published FASB Accounting Standards Update 2009-13, "Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements," which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, "Revenue Recognition-Multiple-Element Arrangements," for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB Accounting Standards Update 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position, results of operations and cash flows.

In December 2007, the FASB issued new accounting guidance, under ASC Topic 805 on business combinations, which established principles and requirements as to how acquirers recognize and measure in these financial statements the identifiable assets acquired, the liabilities assumed, noncontrolling interests and goodwill acquired in the business combination or a gain from a bargain purchase. This guidance is effective for business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This guidance will have an impact on our accounting for any future business acquisitions.

NOTE 3 - BUSINESS COMBINATION

The Company accounts for business combination under ASC Topic 805 which establishes principles and requirements as to how acquirers recognize and measure in these financial statements the identifiable assets acquired, the liabilities assumed and goodwill acquired in a business combination. On February 2, 2009, the senior secured convertible promissory note holders of Aquamatrix, Inc. foreclosed on Hydrogel's (a subsidiary of Aquamatrix, Inc.) assets in full satisfaction of obligations arising under a guarantee and security interest. Concurrently, the note holders contributed the notes, including the rights under the guarantee and security interest, to AquaMed (a newly-formed company) in exchange for 540,000 shares of AquaMed's Series A Preferred Stock.

The total fair value of the debt and related accrued interest was $6,905,245. Accordingly, the total purchase price for this transaction amounted to $6,905,245 which included the assumption of certain liabilities of $110,289.

The assets and liabilities of Hydrogel were recorded in the Company's balance sheet at their fair values at the date of acquisition. As part of the purchase of Hydrogel's assets, the Company acquired identifiable intangible assets of $3,600,000. Of the identifiable intangibles acquired, $3,000,000 has been assigned to technology and $600,000 to client relationships. The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

The following details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period
Technology	10 years
Client relationships	12 years

NOTE 3 - BUSINESS COMBINATION (CONTINUED)

In accordance with independent appraisals, the Company allocated the total purchase price to the assets acquired and liabilities assumed based on their fair values as follows:

	Amount
Accounts receivable	$ 180,238
Inventories	100,657
Property and equipment	2,682,325
Technology	3,000,000
Customer relationships	600,000
Security deposit	26,345
Accounts payable and other current liabilities	(110,289)
Net Fair Value Assigned to Assets Acquired and Liabilities Assumed	6,479,276
Goodwill	425,969
Total	$6,905,245

The result of operations of Hydrogel for the year ended December 31, 2009 and for the period from February 2, 2009 to December 31, 2009 is reflected in the Company's results of operations for the year ended December 31, 2009.

NOTE 4 - INVENTORIES

Inventories consist of the following at December 31, 2009:

	Amount
Raw materials	$ 87,911
Work in process	17,700
Finished goods	3,215
Total	$108,826

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2009:

	Estimated Useful Lives	Amount
Machinery and equipment	10 Years	$2,710,544
Computer and office equipment	10 Years	2,674
		2,713,218
Less: accumulated depreciation		(247,576)
Property and Equipment, Net		$2,465,642

Total depreciation expense was $247,576 for the period from January 13, 2009 (inception) to December 31, 2009.

NOTE 6 - TECHNOLOGY AND CUSTOMER RELATIONSHIPS

Technology and customer relationships consist of the following at December 31, 2009:

	Estimated Useful Lives	Cost	Accumulated Amortization	Net
Technology	10 Years	$3,000,000	$(275,000)	$2,725,000
Customer relationships	12 Years	600,000	(45,833)	554,167
Total		$3,600,000	$(320,833)	$3,279,167

Total amortization expense was $320,833 for the period from January 13, 2009 (inception) to December 31, 2009.

The estimated future amortization expense related to technology and customer relationships as of December 31, 2009 is as follows:

NOTE 6 - TECHNOLOGY AND CUSTOMER RELATIONSHIPS (CONTINUED)

For the Year Ending December 31,	Technology	Customer Relationships	Total
2010	$ 300,000	$ 50,000	$ 350,000
2011	300,000	50,000	350,000
2012	300,000	50,000	350,000
2013	300,000	50,000	350,000
2014	300,000	50,000	350,000
Thereafter	1,225,000	304,167	1,529,167
Total	$2,725,000	$554,167	$3,279,167

NOTE 7 - INCOME TAXES

As of December 31, 2009, the Company had net operating loss carryovers of approximately $1,963,000 available to reduce future federal taxable income which will expire in 20 years. As of December 31, 2009, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:

A valuation allowance has been established to offset a portion of the deferred tax asset to the extent the Company has determined that it was more likely than not that the future tax benefits may not be fully realized. During the year ended December 31, 2009, the valuation allowance of $311,000 was established. The deferred tax liability related to goodwill cannot be used as a source of income for the recognition of the Company's deferred tax assets since goodwill is considered to be an asset with an indefinite life.

Deferred Tax Assets	
Net operating losses	$ 732,000
Other	12,000
Deferred rent	5,000
Total Deferred Tax Assets	749,000
Valuation allowance	(311,000)
Deferred Tax Assets, Net of Valuation Allowance	$ 438,000

NOTE 7 - INCOME TAXES (CONTINUED)

Deferred Tax Liabilities	
Amortization of goodwill	$ (10,000)
Depreciation and amortization of fixed assets and other intangibles	(438,000)
Total Deferred Tax Liabilities	(448,000)
Deferred Tax Liability, Net	$ (10,000)

NOTE 8 - STOCKHOLDERS' EQUITY

SERIES A CONVERTIBLE PREFERRED STOCK

The Company has designated 540,000 shares of its 2,000,000 preferred stock as Series A Preferred Stock of which 540,000 shares were issued and outstanding as of December 31, 2009. The Series A Preferred Stock is: (a) senior to the common stock but junior to the Series B Preferred Stock and (b) convertible into common stock at the option of the holder at any time at a defined rate subject to adjustments, primarily upon the issuance of additional shares of common stock and are subject to anti-dilution provisions.

The Series A Preferred Stock has no set dividend rights, but is entitled to participate in any dividends declared by the Company on its common stock on an as converted basis. The Series A Preferred Stock is also entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company at an amount equivalent to $12.80 (as appropriately adjusted to reflect the effect of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such shares) plus all accrued but unpaid dividends (whether or not declared). After payment in full of the liquidation preference, the holders of Series A Preferred stock are entitled to participate proportionately, together with the holders of common stock and Series B Preferred Stock, in the distribution of the remaining available assets of the Company.

Holders of Series A Preferred Stock are entitled to vote together with holders of common stock, and with holders of any other series of preferred stock except with respect to matters in which one or more other classes of capital stock is entitled to vote as a separate class.

NOTE 8 - STOCKHOLDERS' EQUITY (CONTINUED)

SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

The Series A Preferred Stock is automatically convertible to shares of Common Stock (i) immediately prior to the consummation of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement (other than on Form S-4 or S-8 or on any successor forms thereto) filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company which is approved by the majority common stockholders, or (ii) upon the affirmative vote or consent of the majority of the common stockholders.

In accordance with ASC Topic 480, "Distinguishing Liabilities from Equity," the Company has classified the Series A Preferred Stock outside of permanent equity because the instrument contains contingent redemption features that are not solely within the control of the Company. The Series A Preferred Stock has no redemption rights; however, the holders of Series A Preferred Stock can require the Company to pay an amount equal to the liquidation preference amount upon the occurrence of a deemed liquidation event (which may include a change of control), as defined in the Certificate of Designation. The Series A Preferred Stock is carried at its face value representing fair value. If the redemption were considered likely to occur, the carrying value would be adjusted to its redemption value.

SERIES B CONVERTIBLE PREFERRED STOCK

The Company has designated 150,000 shares of its 2,000,000 preferred stock as Series B Preferred Stock of which 32,468 shares were issued and outstanding as of December 31, 2009. The Series B Preferred Stock is: (a) the Company's most senior class or series of securities and (b) convertible into common stock at the option of the holder at any time at a defined rate subject to adjustments, primarily upon the issuance of additional shares of common stock and are subject to anti-dilution provisions.

The Series B Preferred Stock has no set dividend rights, but is entitled to participate in any dividends declared by the Company on its common stock on an as converted basis. The Series B Preferred Stock is also entitled to a liquidation preference upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company at an amount equivalent to (a) $51.20 (as appropriately adjusted to reflect the effect of any stock dividend, split, combination, reclassification, recapitalization or other similar event with respect to such shares) or (b) $25.60 in a deemed liquidation that is effected prior to the first year anniversary of the original issue date, as defined, for an aggregate consideration of less than $3 million, plus all accrued but

NOTE 8 - REDEEMABLE PREFERRED STOCK (CONTINUED)

SERIES B CONVERTIBLE PREFERRED STOCK (CONTINUED)

unpaid dividends (whether or not declared). After payment in full of the liquidation preference, the holders of Series B Preferred stock are entitled to participate proportionately, together with the holders of common stock and Series A Preferred Stock, in the distribution of the remaining available assets of the Company.

Holders of Series B Preferred Stock are entitled to vote together with holders of common stock, and with holders of any other series of preferred stock except with respect to matters in respect of which one or more other classes of capital stock is entitled to vote as a separate class.

The Series B Preferred Stock is automatically convertible to shares of Common Stock (i) immediately prior to the consummation of an underwritten public offering on a firm commitment basis pursuant to an effective registration statement (other than on Form S-4 or S-8 or on any successor forms thereto) filed pursuant to the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company which is approved by the majority common stockholders, or (ii) upon the affirmative vote or consent of at least 60% of the Series B Preferred Stock holders.

In accordance with ASC Topic 480, "Distinguishing Liabilities from Equity," the Company has classified the Series B Preferred Stock outside of permanent equity because the instrument contains contingent redemption features that are not solely within the control of the Company. The holders of Series B Preferred Stock can require the Company to pay an amount equal to the liquidation preference amount upon the occurrence of a deemed liquidation event (which may include a change of control), as defined in the Certificate of Designation. In addition, The Series B Preferred Stock is redeemable at the option of the holders at a redemption price equal to two and four times the original purchase price of $12.80 per share beginning on the second and third anniversary, respectively, of the date of issuance. Hence, the redemption of the Series B Preferred Stock depends solely on the passage of time. Accordingly, the Company accretes the changes in the redemption value of the Series B Preferred Stock over the period from the date of issuance to the earliest redemption date of the instrument, which is two years, using the effective interest method. Total accretion recorded during 2009 amounted to $53,390.

COMMON STOCK

During 2009, the Company issued 400,000 shares to its founders and issued 60,000 shares to employees as compensation for services.

NOTE 9 - OPERATING LEASE

On February 27, 2009, the Company executed an assignment and assumption of Hydrogel's lease at market rate for its commercial manufacturing facility located at 2150 Cabot Boulevard West, Langhorne, Pennsylvania which is due to expire January 31, 2016. The lease calls for monthly lease payments as follows $14,883 a month through January 31, 2010, $15,627 a month through January 31, 2014 and $17,187 through January 31, 2016. In addition the lease calls for monthly reimbursements which are adjusted annually. The monthly reimbursements for 2009 amounted to $4,400 a month. Rent expense including all related reimbursements, which was classified as operating leases, totaled $211,734 for 2009.

The following is a schedule by year of future minimum rental payments, excluding reimbursements, required under the operating lease agreements:

For the Year Ending December 31,	Amount
2010	$ 186,777
2011	187,522
2012	187,522
2013	187,522
2014	204,689
Thereafter	223,438
Total	$1,177,470

NOTE 10 - EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) plan for the benefit of all eligible employees. The plan does not provide for any Company match and therefore no expense is recorded in 2009.

NOTE 11 - MAJOR CUSTOMERS

Four major customers accounted for approximately 84% of the revenues for the year ended December 31, 2009, with each customer individually accounting for 30%, 22%, 18% and 12%, respectively. The total receivable balance due from these customers was $154,676, representing 70% of the total accounts receivable.

NOTE 12 - RELATED PARTY TRANSACTIONS

On March 16, 2009, the Company received a loan from Harborview Master Fund, L.P ("Harborview"), a majority holder of the common stock and Series A and B Preferred Stock, in the amount of $64,000 bearing an interest rate of 6% per annum. Repayment terms called for a $5,000 payment upon execution, with monthly installment of $6,875 per month thereafter. Together with all accrued interest payable, this loan was repaid in full on December 25, 2009.

On April 27, 2009, the Company entered into a Senior Security Agreement with Harborview to finance accounts receivable in the amount of $101,509. Of this amount, $94,986 was advanced on the invoices with total interest cost of $5,014. The total $100,000 was repaid in full in August 2009.

NOTE 13 - SUBSEQUENT EVENTS

On or about April 29, 2010, the Company expects to enter into a merger agreement with Hepalife Technologies, Inc. (a public registrant), whereby Hepalife Technologies, Inc will issue approximately 85 million shares of common stock to the shareholders of the Company in exchange for 100 percent ownership of the Company. Upon consummation of the merger Harborview Capital Management LLC will be paid approximately $250,000 for services related to the merger.

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.